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                                                                    EXHIBIT 21.1

                            MILLENNIUM CHEMICALS INC.

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
                                                                       STATE OR COUNTRY
                                                                       OF INCORPORATION
                                                                       ----------------
Millennium Chemicals Inc.                                              Delaware/UK Resident
   Millennium Overseas Holdings Limited                                United Kingdom
       Millennium Chemicals UK Holdings Limited                        United Kingdom
           Millennium Inorganic Chemicals Limited                      United Kingdom
       SCMC Holdings B.V                                               Netherlands
           SCM Chemicals Ltd.                                          Australia
       Millennium America Holdings Inc.                                Delaware
           Millennium America Inc.                                     Delaware
              Millennium Holdings Inc.                                 Delaware
                  Millennium Specialty Chemicals Inc.                  Delaware
                  Millennium Petrochemicals Inc.                       Virginia
                      Millennium Petrochemicals GP LLC*                Delaware
                      Millennium Petrochemicals LP LLC*                Delaware
                      Suburban Propane GP, Inc.**                      Delaware
                  Millennium Inorganic Chemicals Inc.                  Delaware
                      Millennium Inorganic Chemicals S.A.              France
                      HMB Holdings Inc.                                Delaware
                         MHC Inc.                                      Delaware
                           LeMean Property Holdings Corporation        Delaware
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*   Millennium Petrochemicals GP LLC and Millennium Petrochemicals LP LLC hold the interests of Millennium Petrochemicals Inc. in Equistar Chemicals, LP.

** Suburban Propane GP, Inc. owns a 26.4% aggregate interest in Suburban Propane Partners, L.P. and Suburban Propane, L.P.